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Silicon Valley Bank

      18872 MacArthur Boulevard, Suite 100   Irvine, CA 92715  714-252-1800

December 19, 1997



A. Noel DeWinter
Wahlco, Inc.
3600 West Segerstrom Avenue
Santa Ana, CA 92704

Dear Noel:

Silicon Valley Bank, if asked, will extend the maturity of existing loans and Letters of Credit to Wahlco, Inc. to December 31, 2000, provided that the existing structure, including collateral and guarantees, continues throughout the extension period. Prepayment of the loans can be made at any time, and Letters of Credit can be canceled upon receipt of the originals by Silicon Valley Bank.



Sincerely,



/s/ Terry E. Bess
---------------------------
Terry E. Bess
Senior Vice President